CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-53024 and 33-14219) of Smithfield Foods, Inc., of our report dated January 6, 1997, with respect to the financial statements of Lykes Meat Group included in this Form 8-K/A.



PRICE WATERHOUSE LLP
Tampa, Florida
January 17, 1997


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